CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Bovie Medical Corporation
Purchase, New York

We hereby consent to the incorporation in this Registration Statement on Form S-8, of our report dated February 27, 2015 on the consolidated financial statements of Bovie Medical Corporation as of and for the year ended December 31, 2014, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ Frazier & Deeter, LLC

Frazier & Deeter, LLC
Tampa, FL
September 30, 2015